Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors of PACCAR Inc, a Delaware corporation, hereby severally constitute and appoint M. C. Pigott our true and lawful attorney-in-fact, to sign for us, and in our names in our capacity as director, a Form 10-K on behalf of the Company for the year ending December 31, 2003, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this 9th day of December 2003.

/s/ J. M. Fluke, Jr.	/s/ W. G. Reed, Jr
J. M. Fluke, Jr.	W. G. Reed, Jr.
Director, PACCAR Inc	Director, PACCAR Inc

/s/ G. Grinstein	/s/ H. C. Stonecipher
G. Grinstein	H. C. Stonecipher
Director, PACCAR Inc	Director, PACCAR Inc

/s/ D. K. Newbigging	/s/ M. A. Tembreull
D. K. Newbigging	M. A. Tembreull
Director, PACCAR Inc	Director, PACCAR Inc

/s/ J. C. Pigott	/s/ H. A. Wagner
J. C. Pigott	H. A. Wagner
Director, PACCAR Inc	Director, PACCAR Inc